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                                                                   EXHIBIT 10.25


                                CRYOLIFE, INC.

                         EMPLOYEE STOCK PURCHASE PLAN
                         ----------------------------

1.  PURPOSE.

  The CryoLife, Inc. Employee Stock Purchase Plan (the "Plan") is intended to encourage employee stock ownership by offering employees of CryoLife, Inc. and its subsidiaries Purchase Rights (as such term is defined in Section 2 hereof) to purchase shares of Common Stock. The Plan is intended to be an "employee stock purchase plan" as defined in Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). The provisions of the Plan shall, accordingly, be construed in a manner consistent with the requirements of Section 423 of the Code.

2.  CERTAIN DEFINITIONS.

  "Base Pay" means regular straight-time and overtime earnings received from the Company, excluding payments for incentive compensation, bonuses and other special payments.

  "Board" means the Board of Directors of the Company.

  "Committee" means the Compensation Advisory Committee of the Board.

  "Common Stock" means the Common Stock, par value $.01 per share, of the Company.

  "Company" means CryoLife, Inc. and each subsidiary thereof of which it owns the majority of the outstanding voting shares.

  "Custodian" means Smith Barney, Inc., whose address is 398 Greenwich Street, 28th Floor, New York, New York 10013, or such other person as the Committee shall designate from time to time.

  "Exercise Date" means the last day of a Purchase Period (as such term is defined in Section 4(b) hereof), on which date all Participants' outstanding Purchase Rights will automatically be exercised.

  "Fair Market Value" means the closing sale price of a share of Common Stock reported in the table entitled "NASDAQ National Market Issues" or any successor table in The Wall Street Journal for such date or, if no shares of Common Stock
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were traded on that date, on the next preceding day on which there was such a trade.

  "NASDAQ" means the National Association of Securities Dealers Automated Quotation System.

  "Participant" means an employee of the Company who has enrolled in the Plan by filing a Participation Form (as such term is defined in Section 5 hereof) with the Plan Administrator.

  "Plan Administrator" means the Vice President and Chief Financial Officer of the Company, or any such other person so designated by the Committee.

  "Purchase Right" means a Participant's option to purchase shares of Common Stock that is deemed to be outstanding during a Purchase Period. A Purchase Right represents an "option" as such term is used under Section 423 of the Code.
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  "Section 16(b) Insider" means those persons subject to the requirements of
Section 16(b) of the Securities Exchange Act of 1934, as amended.

  "Trading Day" refers to a day during which the NASDAQ National Market System is available for trading shares of Common Stock.

3.  ELIGIBILITY.

    (a) Participation in the Plan is voluntary. All employees of the Company, including officers and directors, whose customary employment is at least 20 hours per week and 5 months per year who have been employed for more than six months are eligible to participate in the Plan.

    (b) Notwithstanding any provision of the Plan to the contrary, no employee may participate in the Plan:

        (i) if following a grant of Purchase Rights under the Plan, the employee would own, directly or by attribution pursuant to Section 424(d) of the Code, stock, Purchase Rights or other stock options to purchase stock representing 5% or more of the total combined voting power or value of all classes of the Company's stock; or

        (ii) to the extent a grant of Purchase Rights under the Plan would permit the employee's rights to purchase stock under all the Company's Code
     Section 423 employee stock purchase plans to accrue at a rate exceeding $25,000.00, based on the Fair Market Value of the stock (at the time of grant), for each calendar year in which such Purchase Right is outstanding.

4.  SECURITIES SUBJECT TO THE PLAN AND PURCHASE PERIODS.

    (a) The Plan covers an aggregate of 300,000 shares of Common Stock (subject to adjustment as provided in Section 15 hereof), which may be authorized but unissued shares, reacquired shares or shares bought on the open market. If any Purchase Right that shall have been granted shall expire or terminate for any reason without having been exercised in full, the unpurchased shares of Common Stock shall again become available for purposes of the Plan, unless the Plan shall have been terminated.

    (b) Except as discussed below for the first year the Plan is in effect, there will be four purchase periods (each a "Purchase Period") each calendar year. There will be only two Purchase Periods in calendar 1996, the first of which will begin on July 1, 1996 and end on September 30, 1996, and the second of which will begin on October 1, 1996 and end on December 31, 1996. Thereafter, in each year that the Plan is in effect, the first Purchase Period will begin on January 1 and end on March 31. The second Purchase Period will begin on April 1 and end on June 30 of each year that the Plan is in effect. The third Purchase Period will begin on July 1 and end on September 30 of each year the Plan is in effect. The fourth Purchase Period will begin on October 1 and end on December 31 of each year the Plan is in effect.

5.  PARTICIPATION.

  Eligible employees become Participants in the Plan by authorizing payroll deductions for that purpose through a form (the "Participation Form") filed with the Plan Administrator no later than fifteen (15) days prior to the start date of a Purchase Period.

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6.  PAYROLL DEDUCTIONS.

    (a) In order to purchase Common Stock, an employee must indicate on the Participation Form the contribution percentage he or she wishes to authorize the Company to deduct at regular payroll intervals, in integral percentage amounts ranging from 1% to 25% of such Participant's Base Pay for the applicable payroll period, with a minimum deduction of $10.00 per payday, during each Purchase Period. The Participation Form will include authorization for the Company to make payroll deductions from the Participant's Base Pay.

    (b) In order to comply with the Federal tax laws, a Participant may not be granted Purchase Rights under the Plan and any other Code Section 423 employee stock purchase plan of the Company with respect to more than $25,000.00 worth of Common Stock for any calendar year such Purchase Rights to purchase Common Stock are outstanding pursuant to the terms of such plans. The $25,000.00 limit is determined according to the Fair Market Value of the Common Stock on the first day (grant date) of the Purchase Period. Participants will be notified if these limitations become applicable to them.

    (c) The amounts deducted shall be credited to the Participant's account under the Plan, but no actual separate account will be established by the Company to hold such amounts. There shall be no interest paid on the balance outstanding in a Participant's account. The deducted amounts may be commingled with the general assets of the Company and may be used for its general corporate purposes.

    (d) Payroll deductions begin on the first payday of each Purchase Period, and end on the last payday of each Purchase Period. Eligible employees may participate in the Plan and purchase shares only by means of payroll deductions, except as set forth in the following sentence. A Participant may not make any separate cash payment into his or her account, except that employees on an approved leave of absence may continue participating in the Plan, at the sole discretion of the Plan Administrator, by making cash payments to the Company on a normal payday equal to the amount of the normal payroll deduction had a leave of absence not occurred. The right of a Participant on an approved leave of absence to continue participating in the Plan shall terminate if such leave of absence exceeds 90 days, unless and so long as the Participant's right to re-employment by the Company after a longer leave is guaranteed by statute or contract.

    (e) Except as set forth below with respect to Section 16(b) Insiders, so long as a Participant remains an employee of the Company, payroll deductions will continue in effect from Purchase Period to Purchase Period, unless at least fifteen (15) days prior to the first day of the next succeeding Purchase Period the Participant:

        (i) elects a different rate by filing a new Participation Form with the Plan Administrator; or

        (ii) withdraws from the Plan in accordance with Section 9 hereof.

  A Section 16(b) Insider may not participate in the Plan until the beginning of the first Purchase Period which begins at least six months after such Section 16(b) Insider has filed a Participation Form with the Plan Administrator. In addition, in order to elect a different rate of payroll deductions or to withdraw from the Plan, such Section 16(b) Insider must file the election with the Plan Administrator at least six months prior to the date upon which such election or withdrawal is to take effect. Any such election or withdrawal shall be irrevocable by the Section 16 Insider for a period of six months following the date of receipt by the Plan Administrator.

     (f) Unless a Participant files with the Plan Administrator a new Participation Form electing to withdraw prior to 15 days (six months for Section 16(b) Insiders) before the beginning of the affected Purchase Period as permitted under the Plan, such Participant's payroll deductions will continue throughout such Purchase Period and his or her Purchase Right to purchase Common Stock will be deemed to be fully and automatically exercised on the last day of such Purchase Period with respect to payroll deductions made during that period.

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7.  PURCHASE PRICE.

    (a) On the first day of each Purchase Period, a Participant is deemed to have been granted a Purchase Right to purchase on the last day of the Purchase Period as many full shares of Common Stock as such Participant will be able to purchase with the payroll deductions credited to such Participant's account during such period.

    (b) The price at which each Purchase Right to purchase Common Stock may be exercised is the lower of:

         (i) 85% of the Fair Market Value of the Common Stock on the NASDAQ National Market System on the first Trading Day of a Purchase Period; or

         (ii) 85% of the Fair Market Value of the Common Stock on the NASDAQ National Market System on the last Trading Day of such Purchase Period.

    (c) The number of shares purchasable by each Participant per Purchase Period will be the number of whole shares obtained by dividing the amount collected from the Participant (through payroll deductions during that Purchase Period) by the purchase price in effect for that Purchase Period. Any amount remaining in the Participant's account after such application will be held for the purchase of Common Stock in the next Purchase Period.

    (d) A Participant may not purchase more than 1,000 shares of Common Stock for any particular Purchase Period. The Committee has the power, exercisable at any time prior to the start of a Purchase Period, to increase or decrease the 1,000-share maximum for that Purchase Period. The maximum, as thus adjusted, will continue in effect from Purchase Period to Purchase Period until the Committee once again exercises its power to adjust the maximum.

8.  EXERCISE OF PURCHASE RIGHT.

    (a) Each outstanding Purchase Right will be exercised automatically on the Exercise Date. The exercise of the Purchase Right is to be effected by applying the amount credited to each Participant's account as of the Exercise Date to the purchase on the Exercise Date of whole shares of Common Stock (subject to the 1,000-share maximum) at the purchase price in effect for the Purchase Period.

    (b) Fractional shares will not be issued under the Plan, and any amount remaining in the Participant's account after such application will be held for the purchase of Common Stock in the next Purchase Period.

    (c) If a Participant purchases the 1,000-share maximum, any amount not applied to the purchase of Common Stock for that Purchase Period will be refunded after the close of the Purchase Period.

    (d) If the number of shares for which Purchase Rights are exercised exceeds the number of shares available in any Purchase Period under the Plan, the shares available for sale will be allocated by the Plan Administrator pro rata among the Participants in such Purchase Period in proportion to the relative amounts in their accounts. Any amounts not thereby applied to the purchase of Common Stock under the Plan will be refunded to the Participants after the end of the Purchase Period.

9.  WITHDRAWAL AND TERMINATION OF PURCHASE RIGHTS.

    (a) Except as set forth in paragraph 6 with respect to Section 16(b) Insiders, a Participant may withdraw from the Plan by providing written notice to the Plan Administrator at any time prior to 15 days before the end of the current Purchase Period. Such notice shall be on a form (the "Withdrawal Form") provided by the

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Plan Administrator for that purpose. The Withdrawal Form will permit such a
Participant to make the following election:

        (i) The Participant may elect to immediately terminate his or her outstanding Purchase Rights, and such withdrawal will become effective by the tenth day following the Plan Administrator's receipt of the Participant's Withdrawal Form, at which time all outstanding Purchase Rights will be terminated and all accumulated payroll deductions will be refunded without penalty; or

        (ii) The Participant may elect to continue his or her participation in the Plan through the end of the current Purchase Period, and thus exercise such Participant's outstanding Purchase Rights on the following Exercise Date, but terminate his or her participation in the Plan for subsequent Purchase Periods. Payroll deductions for such a Participant will continue until the end of the current Purchase Period. After the applicable Exercise Date, no further Purchase Rights will be granted to the Participant, and no further payroll deductions will be made.

     (b) Any Participant who withdraws from the Plan pursuant to Section 9(a) will not be eligible to rejoin the Plan for the Purchase Period underway at the time of withdrawal, and will have to re-enroll in the Plan by completing and filing a new Participation Form should such individual wish to resume participation in a subsequent Purchase Period; provided, however, that such Participant may not re-enroll in the Plan earlier than 90 days from the effective date of such withdrawal.

     (c) In the event a Section 16(b) Insider Participant ceases participation in the Plan, whether as a result of a withdrawal during a Purchase Period or of such Participant's decision to discontinue his or her enrollment for subsequent Purchase Periods, such insider may not re-enroll in the Plan prior to six (6) months after the decision to cease participation.

     (d) If a Participant ceases to be an employee of the Company for any reason during a Purchase Period, his or her outstanding Purchase Right will immediately terminate, and all sums previously collected from such Participant during such Purchase Period under the terminated Purchase Right will be refunded.

     (e) The Committee may, at its option, treat any attempt to borrow by an employee on the security of his or her accumulated payroll deductions as an election under Section 9(a)(I) hereof to withdraw such deductions.

10.  RIGHTS AS SHAREHOLDER.

     (a) A Participant is not a shareholder until the Participant exercises his or her Purchase Right. Thus, a Participant will not have a right to any dividend or distribution made prior to the Exercise Date.

     (b) Participants will be entitled to receive, as soon as practicable after the Exercise Date, a stock certificate for the number of purchased shares upon a written request made to the Custodian. The Custodian may impose upon, or pass through to, the Participant a reasonable fee for withdrawal of shares of Common Stock in the form of stock certificates. It is the responsibility of each Participant to keep his or her address current with the Company through the Plan Administrator and with the Custodian.

11.  SALE OF COMMON STOCK ACQUIRED UNDER THE PLAN.

     (a) Participants may sell the shares of Common Stock they acquire under the Plan at any time without restriction, provided they are not Section 16(b) Insiders. Section 16(b) Insiders should consult with legal counsel prior to attempting to sell or otherwise dispose of any shares of Common Stock acquired under the Plan.

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     (b) A Participant shall immediately provide information to the Plan
Administrator if the Participant transfers any shares purchase through the Plan within two (2) years from the date of grant of the related Purchase Right. Such transfer shall include disposition by sale, gift or other manner. The Participant may be requested to disclose the manner of the transfer, the date of the transfer, the number of shares involved and the transfer price. By executing the Participation Form, each Participant obligates himself or herself to provide such information to the Plan Administrator.

     (c) The Company is authorized to withhold from any payment to be made to a Participant, including any payroll and other payments not related to the Plan, amounts of withholding and other taxes due in connection with any transaction under the Plan, and a Participant's enrollment in the Plan will be deemed to constitute his or her consent to such withholding.

12.  PLAN ADMINISTRATION.

     (a) The Plan shall be administered by the Committee. No member of the Board will be eligible to participate in the Plan during his or her period of Committee service.

     (b) The Committee shall have the plenary power, subject to and within the limits of the express provisions of the Plan:

          (i) to determine the commencement and termination date of the offering of Common Stock under the Plan; and

          (ii) to interpret the terms of the Plan, establish and revoke rules for the administration of the Plan and correct or reconcile any defect or inconsistency in the Plan.

     (c) The Committee may delegate all or part of its authority to administer the Plan to the Plan Administrator, who may in turn delegate the day-to-day operations of the Plan to the Custodian. The Custodian will establish and maintain, as agent for the Participants, accounts for the purposes of holding shares of Common Stock and/or cash contributions as may be necessary or desirable for the administration of the Plan.

     (d) Except with respect to Section 16(b) Insiders, the Board may waive or modify any requirement that a notice or election be made or filed under the Plan a specified period in advance in an individual case or by adoption of a rule or regulation under the Plan, without the necessity of an amendment to the Plan.

13.  TRANSFERABILITY.

     (a) Any account maintained by the Custodian for the benefit of a Participant with respect to shares acquired pursuant to the Plan may only be in the name of the Participant; provided, however, that the Participant may elect to maintain such account with right of joint ownership with such Participant's spouse. Such election may only be made on a form (the "Joint Account Form") provided by the Company.

     (b) Neither payroll deductions credited to a Participant's account nor any Purchase Rights of or other rights to acquire Common Stock under the Plan may be assigned, transferred, pledged or otherwise disposed of by Participants other than by will or the laws of descent and distribution, and during the lifetime of a Participant, Purchase Rights may be exercised only by the Participant.

14.  MERGER OR LIQUIDATION OF THE COMPANY.

  In the event the Company merges with another corporation and the Company is not the surviving entity, or in the event all or substantially all of the stock or assets of the Company are acquired by another company, or

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in the event of certain other similar transaction, the Committee may, in connection with such transaction, cancel each outstanding Purchase Right and refund all sums previously collected from Participants under the canceled Purchase Rights, or, in its discretion, cause each Participant with outstanding Purchase Rights to have his or her outstanding Purchase Rights exercised immediately prior to such transaction and thereby have the balance of his or her account applied to the purchase of whole shares of Common Stock (subject to the 1,000-share maximum) at the purchase price in effect for the Purchase Period, which would be treated as ending with the effective date of such transaction. The balance of the account not so applied will be refunded to the Participant. In the event of a merger in which the Company is the surviving entity, each Participant is entitled to receive, for each share as to which such Participant's Purchase Rights are exercised, the securities or property that a holder of one share of Common Stock was entitled to receive upon the merger.

15.  ADJUSTMENT FOR CHANGES IN CAPITALIZATION.

  To prevent dilution or enlargement of the rights of Participants under the Plan, appropriate adjustments may be made in the event any change is made to the Company's outstanding Common Stock by reason of any stock dividend, stock split, combination of shares, exchange of shares or other change in the Common Stock effected without the company's receipt of consideration. Adjustments may be made to the maximum number and class of securities issuable under the Plan, the maximum number and class of securities purchasable per outstanding Purchase Right and the number and class of securities and price per share in effect under such outstanding Purchase Right. Any such adjustments will be made by the Committee in its sole discretion.

16.  AMENDMENT AND TERMINATION.

  The Committee may terminate or amend the Plan at any time; provided, however, such termination or amendment may not affect or change Purchase Rights previously granted under the Plan without the consent of the affected Participant, and any amendment that materially increases the benefits or number of shares under the Plan (except for certain allowable adjustments in the event of changes to the Company's capital structure or for changes authorized by the Plan to be made by the Committee or the Plan Administrator) or materially modifies the eligibility requirements of the Plan shall be subject to shareholder approval. If not sooner terminated by the Committee, the Plan shall terminate at the time Purchase Rights have been exercised with respect to all shares of Common Stock reserved for grant under the Plan.

17.  SHAREHOLDER APPROVAL.

The Plan is subject to the approval of shareholders of the Company in accordance with the provisions of Florida law.

  Purchase Rights may be granted under the Plan for the Purchase Period beginning on July 1, 1996, but such rights may not be exercised (and Participants' payroll deductions will be returned to them) if shareholder approval of the Plan is not obtained prior to September 30, 1996.

18.  NO EMPLOYMENT RIGHTS.

  Participation in the Plan will not impose any obligations upon the Company to continue the employment of the Participant for any specific period and will not affect the right of the Company to terminate such person's employment at any time, with or without cause.

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19.  STOCK LEGEND.

  All shares of Common Stock issued pursuant to the Plan shall contain the following legend: "The shares of Common Stock represented by this Certificate have been issued on _____________ pursuant to the CryoLife, Inc. Employee Stock Purchase Plan."

20.  COSTS.

  Except as set forth in Section 10(b), costs and expenses incurred in the administration of the Plan and the maintenance of accounts with the Custodian will be paid by the Company, to the extent provided in this Section 20. Any brokerage fees and commissions for the purchase of Common Stock under the Plan (including shares of Common Stock purchased upon reinvestment of dividends and distributions) will be paid by the Company, but any brokerage fees and commissions for the sale of shares of Common Stock under the Plan by a Participant will be borne by such Participant.

21.  REPORTS.

  After the close of each Purchase Period, each Participant in the Plan will receive a report from the Custodian indicating the amount of the Participant's contributions to the Plan during the Purchase Period, the amount of the contributions applied to the purchase of Common Stock for the Purchase Period, the purchase price per share in effect for the Purchase Period and the amount of the contributions (if any) carried over to the next Purchase Period.

22.  GOVERNING LAW.

  The validity, construction and effect of the Plan and any rules and regulations relating to the Plan will be determined in accordance with laws of the State of Georgia, without giving effect to principles of conflicts of laws, and applicable Federal law.

23.  COMPLIANCE WITH LEGAL AND OTHER REQUIREMENTS.

  The Plan, the granting and exercising of Purchase Rights hereunder, and the other obligations of the Company, the Plan Administrator and the Custodian under the Plan will be subject to all applicable federal and state laws, rules, and regulations, and to such approvals by or registrations with any regulatory or governmental agency as may be required. The Company may, in its discretion, postpone the issuance or delivery of shares of Common Stock upon exercise of Purchase Rights until completion of such registration or qualification of such shares of Common Stock or other required action under any federal or state law, rule, or regulation, listing or other required action with respect to any automated quotation system or stock exchange upon which the shares of Common Stock or other Company securities are designated or listed, or compliance with any other contractual obligation of the Company, as the Company may consider appropriate in connection with the issuance or delivery of shares of Common Stock in compliance with applicable laws, rules, and regulations, designation or listing requirements, or other contractual obligations.

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